Exhibit 3.19

AMERICAN BAR ASSOCIATION MEMBERS/

STATE STREET COLLECTIVE TRUST

AMENDMENT

TO

FUND DECLARATIONS

Pursuant to Sections 3.03 and 7.01 of the Declaration of Trust, dated December 5, 1991, as amended as of July 31, 1995, July 15, 2002 and December 1, 2004 (the “Declaration of Trust”), which authorizes the trustee of the American Bar Association Members/State Street Collective Trust (the “Collective Trust”) to amend the Fund Declarations of the investment funds established under the Collective Trust, State Street Bank and Trust Company of New Hampshire, as trustee of the Collective Trust, hereby amends each of the Fund Declarations of the Collective Trust which are listed on Exhibit A hereto (the “Fund Declarations”) to (i) reflect a change in the Trust, Management and Administration Fee payable to State Street Bank and Trust Company as described below and (ii) provide for investment management fees related to the Index Equity Fund (“Index Fund”) and the indexed portions of other relevant investment funds, which are referred to in Section 1.(b) below, payable to State Street Bank and Trust Company.

1. Effective as of February 2, 2009, Schedule A of each of the Fund Declarations is hereby amended and restated in its entirety as follows:

(a) For services rendered to the Fund, and the other Funds and Retirement Date Funds listed below, State Street Bank and Trust Company (“State Street Bank”) shall be entitled to receive with respect to the assets of such Funds and Retirement Date Funds a Trust, Management and Administration fee, charged at the following annual rates, which will accrue on a daily basis and will be paid monthly from the respective assets of such Funds and Retirement Date Funds, provided that such fee shall be reduced by the amount of any fee received by State Street Bank (which for these purposes shall not exceed the amount set forth below), other than the fees specifically provided for in the Fund Declarations, on account of the investment of any assets of the Funds or Retirement Date Funds in any other collective investment fund maintained by State Street Bank:

Aggregate Value of Assets (excluding for this purpose assets of a Fund consisting of direct holdings of Units in another Fund) in the Stable Asset Return Fund,

Intermediate Bond Fund, Balanced Fund, Large-Cap Value Equity Fund, Large-Cap

Growth Equity Fund, Mid-Cap Value Equity Fund, Mid-Cap Growth Equity Fund,

International Equity Fund, Bond Index Fund, Large-Cap Index Equity Fund, Index

Equity Fund, Mid-Cap Index Equity Fund, Small-Cap Index Equity Fund,

International Index Equity Fund and Retirement Date Funds

Rate
First $1.0 billion	.202%
Next $1.8 billion	.067%
Over $2.8 billion	.029%

(b) Effective as of February 2, 2009, for investment management services rendered to the Index Fund/indexed portion of the other relevant Funds which are listed below, State Street Bank shall be entitled to receive with respect to the assets of the Index Fund/such indexed portion of such Funds an investment management fee, charged at the following annual rates, which will accrue on a daily basis and will be paid monthly from the relevant assets of the Index Fund or such other respective Funds:

Aggregate Value of Assets in the Index Fund	Rate
Index Equity Fund	.05%

The investment management fees for the indexed portions of the Large-Cap Growth Equity Fund, the Large-Cap Value Equity Fund and the Small-Cap Equity Fund are at an annual rate of .05% of the relevant assets of such Funds.

2. Except as modified hereby, the Fund Declarations shall remain in full force and effect, without modification or waiver.

IN WITNESS WHEREOF, STATE STREET BANK AND TRUST COMPANY OF NEW HAMPSHIRE has caused its name to be signed to this Amendment to Fund Declarations by its proper officer as of 5:00 p.m., Eastern time, on January 23, 2009.

STATE STREET BANK AND TRUST COMPANY OF NEW HAMPSHIRE

By:	/s/ Nancy E. Grady
Name:	Nancy E. Grady
Title:	President

EXHIBIT A

FUND DECLARATIONS

1.	Eighth Amended and Restated Fund Declaration of Balanced Fund dated as of July 1, 2004.

2.	Fifth Amended and Restated Fund Declaration of Large-Cap Value Equity Fund dated as of April 1, 2003.

3.	Eighth Amended and Restated Fund Declaration of Large-Cap Growth Equity Fund effective as of March 1, 2006.

4.	Sixth Amended and Restated Fund Declaration of Index Equity Fund effective as of April 1, 2003.

5.	Ninth Amended and Restated Fund Declaration of Small-Cap Equity Fund effective as of July 1, 2005.

6.	Seventh Amended and Restated Fund Declaration of International Equity Fund effective as of April 30, 2007.

7.	First Amended and Restated Fund Declaration of Mid-Cap Growth Equity Fund dated as of April 1, 2003.

8.	Second Amended and Restated Fund Declaration of Mid-Cap Value Equity Fund dated as of November 1, 2006.

9.	Seventh Amended Fund Declaration of Stable Asset Return Fund dated as of January 23, 2009.

10.	Fifth Amended and Restated Fund Declaration of Intermediate Bond Fund, dated as of April 15, 2002.

11.	First Amended and Restated Fund Declaration of Retirement Date Funds effective as of May 1, 2007.

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